UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of the earliest event reported) March 30, 2007
Assisted Living Concepts, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Nevada (State or Other Jurisdiction of Incorporation)	001-13498 (Commission File Number)	93-1148702 (IRS Employer Identification No.)
111 West Michigan Street, Milwaukee, WI 53203
(Address of Principal Executive Offices) (Zip Code)
(414) 908-8800
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Directors Not Standing for Re-election at the 2007 Annual Meeting of Stockholders
On March 30, 2007, Sir Graham Day and David M. Dunlap each informed the board of directors of Assisted Living Concepts, Inc. (the “Company”) that they will not stand for re-election at the Company’s 2007 Annual Meeting of Stockholders. Sir Graham Day and David M. Dunlap’s decisions not to stand for reelection were reached for personal reasons and were not the result of any disagreement with the Company on any matter related to its operations, policies or practices. Both individuals will continue to serve as directors through the date of the Company’s Annual Meeting of Stockholders, which is scheduled to be held on May 3, 2007.
2007 Annual Cash Bonus Program
On March 30, 2007, the Compensation/Nomination/Governance Committee (the “Committee”) of the board of directors of the Company approved the 2007 Annual Cash Bonus Program and the form of the 2007 Cash Incentive Compensation Award Agreement for the Company’s executive officers and ten other employees. Annual incentive awards for fiscal 2007 will be granted pursuant to the Company’s 2006 Omnibus Incentive Compensation Plan (the “2006 Omnibus Plan”). The Committee established bonus targets that are expressed as a percentage of salary, objective performance criteria that must be met in order for bonuses to be paid, and the other terms and conditions of the awards. If paid, these annual incentive awards are paid in cash. The performance goals applicable to these awards are: adjusted EBITDAR dollars and adjusted EBITDAR margin percentages. (Adjusted EBITDAR is defined as net income from continuing operations before income taxes, interest expense net of interest income, depreciation and amortization, transaction costs associated with the separation of the Company from Extendicare Inc., non-cash, non-recurring gains and losses, including disposal of assets and impairment of long-lived assets, loss on refinancing and retirement of debt, and rent expenses incurred for leased assisted living properties.) Both the adjusted EBITDAR dollars and margin goals must be achieved to earn an award under the program.
The following table sets forth the fiscal 2007 annual incentive compensation award for each of the Company’s executive officers, assuming the objective targets are reached:

		Percentage of
Name	Position	Base Salary
Laurie A. Bebo	President and Chief Executive Officer	75%

John Buono	Senior Vice President, Chief Financial Officer and Treasurer	45%

Eric B. Fonstad	Senior Vice President, General Counsel and Corporate Secretary	35%

Walter A. Levonowich	Vice President and Controller	30%

An additional annual incentive will be awarded if the adjusted EBITDAR dollars goal is met and the adjusted EBITDAR margin goal is exceeded. The additional incentive will be graduated up to 10% of base salary. If the adjusted EBITDAR dollars goal is met, for each margin percentage point or fraction of a percentage point that the budgeted adjusted EBITDAR margin goal is exceeded, that percent multiplied by the employee’s base salary will be awarded up to a maximum of 10% of base salary.
The form of 2007 Cash Incentive Compensation Award Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the 2006 Omnibus Plan is also filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the 2006 Omnibus Plan and the form of 2007 Cash Incentive Compensation Award Agreement.
2007 Long-Term Equity-Based Compensation Program
On March 30, 2007, the Committee also approved the 2007 Long-Term Equity-Based Compensation Program and granted awards of tandem non-qualified stock options and stock appreciation rights (“Options/SARs”) to the Company’s executive officers and ten other employees pursuant to the 2006 Omnibus Plan. The aggregate maximum number of Options/SARs granted to all participants was 380,000.
The Options/SARs have both time vesting and performance vesting features. If the established performance goals (related to reductions in Medicaid occupancy and maintenance of overall occupancy) are achieved in fiscal 2007, the Options/SARs become exercisable in one third increments on the first, second and third anniversaries of the grant date. Once exercisable, awards may be exercised either by purchasing shares of the Company’s Class A common stock at the exercise price or exercising the stock appreciation right. The Committee has sole discretion to determine whether stock appreciation rights are settled in shares of Class A common stock, cash or a combination of shares of Class A common stock and cash. The Options/SARs have an exercise price of $11.80, the closing price of the Company’s Class A common stock on the New York Stock Exchange on the grant date.
The following table sets forth the maximum number of Options/SARs granted to each of the Company’s executive officers:

		Maximum number of
Name	Position	Options/SARs
Laurie A. Bebo	President and Chief Executive Officer	70,000

John Buono	Senior Vice President, Chief Financial Officer and Treasurer	40,000

Eric B. Fonstad	Senior Vice President, General Counsel and Corporate Secretary	30,000

Walter A. Levonowich	Vice President and Controller	30,000

The form of Tandem Stock Option/Stock Appreciation Rights Award Agreement is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the 2006 Omnibus Plan and the form of Tandem Stock Option/Stock Appreciation Rights Award Agreement.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
10.1	Form of 2007 Cash Incentive Compensation Award Agreement

10.2	2006 Omnibus Incentive Compensation Plan (incorporated by reference to Exhibit 10.4 to Current Report of Assisted Living Concepts, Inc. on Form 8-K dated November 10, 2006, File No. 001-13498)

10.3	Form of Tandem Stock Option/Stock Appreciation Rights Award Agreement

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ASSISTED LIVING CONCEPTS, INC.
Date: April 5, 2007
	By:	/s/ John Buono
John Buono, Senior Vice President,
Chief Financial Officer and Treasurer

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